KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Announces Addition of Thomas Newgarden to its Board of Directors

KINGSTON, N.Y.— June 18, 2024-- Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced the appointment of Thomas "Tom" Newgarden to its Board of Directors.

"We are pleased to announce the addition of Mr. Newgarden to our Board. His experience in insurance operations, particularly underwriting and product development, along with his knowledge of the Insurtech landscape, will be very helpful to the company as we continue to enhance our product offerings and improve the efficacy of our operations. I look forward to collaborating with Mr. Newgarden and to his contributions to long-term profitability," commented Meryl Golden, Chief Executive Officer of Kingstone.

Mr. Newgarden noted, "I am honored to be joining Kingstone's Board of Directors. I look forward to working closely with the management team to build on the company's strong foundation and drive future growth. It is a privilege to have the opportunity to contribute to Kingstone's success and enhance value for all shareholders."

About Thomas Newgarden

Mr. Newgarden is an analytics-driven insurance executive with over 30 years of experience, leading efforts to profitably grow carriers across the property and casualty spectrum, with a primary focus on personal lines. His areas of expertise include predictive modeling/data science, product management/development segmentation, Insurtech/business development, underwriting, and actuarial disciplines.

Mr. Newgarden played an instrumental role in the successful acquisition and rehabilitation of National General Insurance (formerly GMAC insurance), including Executive Vice President and Chief Underwriting Officer, Chief Analytics Officer, and President of National General Preferred, culminating in the successful sale to Allstate Insurance.

Prior to National General, Mr. Newgarden enjoyed similar achievements in profitable growth as Senior Vice President and Chief Underwriting Officer at AIG Private Client Group, Senior Vice President of Personal Lines at Safeco Insurance, and Vice President of Underwriting at Plymouth Rock Assurance.

Since leaving Allstate in 2022, Mr. Newgarden has primarily worked as a consultant and advisor to carriers and other insurance entities including Jerry Insurance and Aspire General Insurance. Previously, his Board experience included the Insurance Institute for Highway Safety and National Highway Traffic Safety Administration, among others. Mr. Newgarden graduated with a bachelor's degree in economics/mathematics from Binghamton University.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2023 was the 15th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com